Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Enerl, Inc. (the "Registration Statement") of our report dated December 24, 2008 relating to the consolidated financial statements of Enertech International, Inc. which appears in the Current Report on Form 8-K/A of Ener1, Inc. dated December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Samil PricewaterhouseCoopers
Seoul, Korea
January 7, 2009